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                                                                EXHIBIT 10.45

Current Asset Management Group
Heller Financial, Inc.
505 North Brand Boulevard
Glendale, California 91203-1903
818 409 8600


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HELLER FINANCIAL

November 18, 1997

Jalate, Ltd.
1675 South Alameda Street
Los Angeles, California 90021

RE:   Amendment of Factoring Agreement

Gentlemen:

We refer to that certain Collection Date Factoring Agreement dated June 30, 1997, by and between JALATE, LTD. (the "COMPANY") and HELLER FINANCIAL, INC. ("HELLER"), as amended from time to time (the "FACTORING AGREEMENT").

This letter shall confirm our agreement to amend certain terms of the Factoring Agreement. Effective December 1, 1997, the Factoring Agreement is hereby amended by deleting subsection 3.1 in its entirety and substituting the following new subsection:

     3.1 Client will pay Heller interest on the Daily Balance. Interest will be calculated daily at a rate per annum equal to three and one-half percent (3.50%) plus the LIBOR Rate (the "Interest Rate") and will be charged to Client's account monthly at the end of each month. The Interest Rate will also be charged to Client on all other Obligations, except those specifying a different rate, from the date incurred through the date paid. The LIBOR Rate will be adjusted on the last Business day of each month for the following month and the adjusted Interest Rate will remain in effect during such month. After the occurrence of an Event of Default and after any applicable cure period, all the Obligations will, at Heller's option, bear interest at a rate per annum equal to two and one-half percent (2.5%) plus the Interest Rate. Interest will be calculated on the basis of a 360-day year for the actual number of days elapsed. In no event will the total amount of interest received by Heller pursuant to the terms of this Agreement exceed the maximum rate permitted by applicable law and in the event excess interest is determined by a court of competent jurisdiction to have been paid by Client to Heller, such excess interest will be applied as a credit against the outstanding Obligations and Client will not have any action against Heller for any damages arising out of the payment or collection of such excess interest.

To induce Heller to enter into this amendment, the Company represents and warrants that after giving effect to this amendment no violations of the terms of the Factoring Agreement exist and all representations and warranties contained in the Factoring Agreement are true, correct and complete in all material respects on and as of the date hereof.

Except as amended above, all of the terms and conditions of the Factoring Agreement are unchanged, and said agreement, as amended, shall remain in full force and effect and is hereby confirmed, affirmed and ratified.



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Jalate, Ltd.
November 18, 1997
Page 2

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HELLER FINANCIAL

If the foregoing is in accordance with your understanding of our agreement, please so indicate by signing in the place and manner provided below.

Sincerely yours,                              Accepted and Agreed:

HELLER FINANCIAL, INC.                        JALATE,LTD.

By:       [SIG]                               By:       [SIG]
    _____________________________                 ______________________________

Title:    V.P.                                Title:    V.P. FINANCE
       __________________________                    ___________________________